EXHIBIT 99.2

Pro-forma Accounts Receivable at 6/30/04
(Amounts in thousands — unaudited)

				Non-Guarantor	Non-Guarantor
	R. J. Tower	Parent	Guarantor	Restricted	Unrestricted
	Corporation	Guarantor	Companies	Companies	Companies	Eliminations	Consolidated
Pro-forma Balance at 6/30/04
Accounts receivable at 6/30/04 per financial statements	$15,644	$—	$179,427	$163,490	$14,832	$—	$373,393
Elimination of Payment Acceleration- DCX	—	—	39,421	—	—	—	39,421
Elimination of Payment Acceleration- Ford	—	—	73,579	—	—	—	73,579
Elimination of Payment Acceleration- GM	—	—	17,902	—	—	—	17,902

Pro-forma Accounts Receivable	15,644	—	310,329	163,490	14,832	—	504,295

Impact of Accounts Receivable Securitization- DCX	—	—	(32,010)	—	—	—	(32,010)
Impact of Accounts Receivable Securitization- Ford	—	—	(52,015)	—	—	—	(52,015)
Impact of Accounts Receivable Securitization- GM	—	—	(20,749)	—	—	—	(20,749)
Impact of Accounts Receivable Securitization- Honda	—	—	(3,129)	—	—	—	(3,129)
Impact of Accounts Receivable Securitization- Nissan	—	—	(8,792)	—	—	—	(8,792)
Impact of Accounts Receivable Securitization- Toyota	—	—	(7,411)	—	—	—	(7,411)

Pro-forma Accounts Receivable less Securitization at 6/30/04	$15,644	$—	$186,223	$163,490	$14,832	$—	$380,189

Net Increase/(Decrease) in Accounts Receivable			$6,796				$6,796

** Impact of over-collaterization is shown in accounts receivable for purposes of this presentation